                                                               EXHIBIT 99.1
                                  NEWS RELEASE

FOR INFORMATION CONTACT:

GLIMCHER REALTY TRUST
20 SOUTH THIRD STREET
COLUMBUS, OHIO 43215
www.glimcher.com

William G. Cornely           Melinda A. Janik          Carolee J. Oertel
Exec. V.P., COO              Sr. V.P., CFO             Executive Project Manager
bcornely@glimcher.com        mjanik@glimcher.com       coertel@glimcher.com
(614) 621-9000 x111          (614) 621-9000 x121       (614) 621-9000 x119



FOR IMMEDIATE RELEASE
THURSDAY, APRIL 24, 2003



                          GLIMCHER REALTY TRUST REPORTS
                           2003 FIRST QUARTER RESULTS

    $17 MILLION REVENUE INCREASE PRIMARILY DUE TO JOINT VENTURE ACQUISITIONS

COLUMBUS, OH - APRIL 24, 2003 - GLIMCHER REALTY TRUST, (NYSE: GRT), one of the country's premier retail REITs, today reported results for its first quarter ended March 31, 2003. Funds From Operations ("FFO") per diluted share were $0.56 for the first quarter of 2003 compared to $0.59 for the first quarter ended March 31, 2002. Revenues in the quarter increased 28% primarily due to the inclusion of $11.9 million of revenues for five malls reported as joint ventures in the first quarter of 2002 and lease termination income of $4.8 million. FFO for the first quarter increased 5.8% to $21.2 million, compared with $20.0 million in the first quarter of 2002, but was lower on a per share basis due to dilution from the Company's equity offering in July 2002. The Company recorded in the quarter a $5.6 million increase in bad debt expense and a $628,000 reduction in minimum rent revenues as a result of modifying the calculation of straight-line rents for certain leases. The increase in bad debts and the modification to the calculation of straight-line rents negatively impacted first quarter FFO by $0.14 and $0.02 per diluted share, respectively. FFO is an industry standard measure for evaluating operating performance defined as net income plus real estate depreciation less gains or losses from depreciable property sales, extraordinary items and cumulative effect of accounting changes.

"Our first quarter operating results demonstrate the quality of our mall portfolio and balance sheet during these difficult economic times," said Michael
P. Glimcher, President. "Despite reporting lower FFO per share for the first quarter, we are encouraged by our mall occupancy statistics and the impact our strengthened balance sheet had on our operating results. Mall store occupancy increased in the quarter to 89.4%, as compared to 86.2% for the comparable period in 2002. Debt-to-market capitalization of 57.3% at March 31, 2003 is the lowest since June 1998, and compares to 61.3% in the first quarter of 2002."

--------------------------------------------------------------------------------
                                 FOR THE THREE MONTHS ENDED MARCH 31,
                        ----------------- ----------------- --------------------
                               2003             2002            % CHANGE
                        ----------------- ----------------- --------------------
Revenues                     $77,732           $60,882           +27.7%
FFO                          $21,158           $19,989            +5.8%
FFO per diluted
  common share               $  0.56           $  0.59            -5.1%
--------------------------------------------------------------------------------

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                                             Glimcher Realty Trust         Add 1

FIRST QUARTER 2003 RESULTS

Revenues increased 27.7% or $16.9 million to $77.7 million for the three months ended March 31, 2003 as compared to $60.9 million for the comparable period in 2002. In the third and fourth quarters of 2002, the Company acquired the third party joint venture interest in four malls (Dayton Mall, SuperMall of the Great Northwest, Almeda Mall and Northwest Mall), and in the first quarter of 2003 the Company acquired the third party joint venture interest in Colonial Park Mall. First quarter revenues of $11.9 million for these five malls represented 71% of the revenue increase from the comparable period in 2002. Also contributing to the revenue increase was $4.8 million of lease termination income, partially offset by a $631,000 reduction in revenues resulting from anchor tenant vacancies and a $628,000 reduction in minimum rent revenues.

The reduction in minimum rent revenues of $628,000, or $0.02 per diluted share, is the result of modifying the calculation of straight-line rents for certain leases. The change involves three leases, the oldest of which originated in 1997. In applying the change, cumulative straight-line rent receivables that had been recorded in previous years were reversed and deferred income was recorded to the extent that cash received exceeded the amount currently recognizable as rent.

During the quarter the Company increased its provision for credit losses by $5.6 million. The majority of this increase is a specific provision attributable to 2002 and 2001 estimated tenant recoveries for common area maintenance, taxes and insurance at the Company's three value malls (Jersey Gardens, Great Mall and SuperMall of the Great Northwest). The Company's policy is to record the estimated recovery as an accounts receivable monthly throughout the year, and based on actual expenses incurred, true up the recorded receivable subsequent to the finalization of the Company's prior year financial results.

First quarter net income includes the expensing of stock options granted in 2003.

For the quarter ended March 31, 2003, the Company realized same-store mall revenue and NOI growth of 2.5% and 7.6%, respectively, compared to the first quarter of 2002. Same-store community center revenue and NOI decreased 0.4% and 11.7%, respectively, compared to the first quarter of 2002.


ASSET SALE AND JOINT VENTURE ACQUISITION

During the quarter, the Company recorded a $698,000 gain in connection with the $9.25 million sale of Southside Plaza, a 172,293 square foot community center located in Sanford, North Carolina. The property was unencumbered at the time of the sale and net proceeds were used to repay short-term borrowings under the Company's line of credit. First quarter net income includes a provision for losses related to assets held for sale of $2.3 million for two community center assets.

On March 6, 2003, the Company acquired for $5.5 million in cash the 50% third party joint venture interest in Colonial Park Mall, a 745,394 square foot enclosed regional mall located in Harrisburg, Pennsylvania. As of March 31, 2003, the Company had sole ownership in 21 of its 23 regional malls.

PERMANENT FINANCING SECURED

On April 1, 2003, the Company secured permanent financing for Polaris Fashion Place, located in Columbus, Ohio. The Company owns a 39.3% interest in this property. The new debt consists of a 10-year $150 million non-recourse loan at a fixed interest rate of 5.24% and a 30-year principal amortization schedule. The loan is secured by Polaris Fashion Place, a 1.6 million square foot upscale regional mall that includes seven anchor stores. The proceeds of the financing were utilized to repay an existing $119.4 million construction loan. The

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                                             Glimcher Realty Trust         Add 2

remaining funds were distributed to the members on the basis of their equity interests in the project and to repay member advances.

The Company has also received a commitment and executed a rate lock agreement in connection with the refinancing of $130 million of non-recourse debt secured by Lloyd Center located in Portland, Oregon. The current Lloyd Center mortgage matures November 10, 2003, and has a repayment option on May 10, 2003. The new debt is to be a 10-year non-recourse loan of approximately $140 million that will bear interest at a fixed rate of approximately 5.50% with a 30-year principal amortization schedule.

OUTLOOK

The Company expects FFO for 2003 to be in the range of $2.50 to $2.58 per diluted share. This guidance incorporates actual first quarter results and assumes additional asset sales in 2003 of $27 million.

DIVIDEND PERFORMANCE

For the first quarter of 2003, the Company declared a cash dividend of $0.4808 per common share, which was paid on April 15, 2003, to common shareholders of record as of March 31, 2003. The cash dividend is equivalent to $1.9232 on an annualized basis. The Company also paid a cash dividend of $0.578125 on its 9.25% Series B Preferred Shares on April 15, 2003, to shareholders of record on March 31, 2003. On an annualized basis, this is the equivalent of $2.3125 per preferred share.

FIRST QUARTER CONFERENCE CALL

Glimcher's first quarter investor conference call is scheduled for 11 a.m. ET on April 24, 2003. Those wishing to join this call may do so by calling
888.879.9207. This call also will be simulcast and available over the Internet via the web site www.glimcher.com.
                 ----------------

ABOUT THE COMPANY

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition, and development of enclosed regional and super-regional malls, and community shopping centers. At March 31, 2003, the Company's mall portfolio gross leasable area (GLA) totaled 19.8 million square feet. Additionally, the community center and single tenant portfolio totaled 5.8 million square feet. Glimcher owns or has a joint venture interest in a total of 71 properties in 22 states aggregating 25.6 million square feet of GLA.

Glimcher Realty Trust's common shares are listed on the New York Stock Exchange under the symbol "GRT." Glimcher Realty Trust is a component of both the Russell 2000(R) Index, representing small cap stocks, and the Russell 3000(R) Index, representing the broader market.

FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the consummation of asset sales at acceptable prices, the rate of revenue increases versus expense increases, the financial stability of

                                             Glimcher Realty Trust         Add 3


tenants within the retail industry, the failure of the closing of the sale of certain properties to take place, the failure of the Company to use sale proceeds to reduce debt, the failure to close loan refinancings and the failure of the Company to make additional investments in regional mall properties and to acquire additional joint venture interests from its partners, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

SUPPLEMENTAL INFORMATION AVAILABLE

Supplemental information is available on the Company's web site or by calling
(614) 621-9000, ext. 119.  Visit Glimcher at www.glimcher.com.
                                             ----------------

                         FINANCIAL TABLES FOLLOW.......

                                                           Glimcher Realty Trust
                                                                           Add 4

                              GLIMCHER REALTY TRUST
                                Operating Results
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                        THREE MONTHS ENDED
                                                                             MARCH 31,
                                                                       --------------------
                                                                         2003        2002
                                                                       --------    --------
Total revenues                                                         $ 77,732    $ 60,882
Total expenses                                                           51,723      37,648
                                                                       --------    --------
Operating income                                                         26,009      23,234
Interest expense, net                                                    19,094      22,520
Equity in income (loss) of unconsolidated entities                          809         637
                                                                       --------    --------
Income before minority interest in operating partnership
     and discontinued operations                                          7,724       1,351

Minority interest in operating partnershp                                   243         564
                                                                       --------    --------
Income from continuing operations                                         7,481         787
Discontinued operations:
     Gain (loss) on sales of properties and properties held for sale     (2,107)      2,870
     Income from operations                                                 190       4,867
Net Income                                                                5,564       8,524
Less:  Preferred stock dividends                                          2,958       2,958
                                                                       --------    --------
Net income available to common shareholders                            $  2,606    $  5,566
                                                                       ========    ========

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON
------------------------------------------------
SHAREHOLDERS TO FUNDS FROM OPERATIONS
-------------------------------------
  Net income available to common shareholders                          $  2,606    $  5,566
  Real estate depreciation and amortization                              15,167      14,658
  Share of joint venture real estate depreciation and amortization        1,035       2,071
  Minority interest in operating partnership                                243         564
  Discontinued operations:  (Gain) loss on sale of properties             2,107      (2,870)
                                                                       --------    --------
  Funds from Operation                                                 $ 21,158    $ 19,989
                                                                       ========    ========

  Weighted average common shares outstanding - basic                     34,335      30,212
  Weighted average common shares outstanding - diluted                   37,824      33,679

-------------------------------------------------------------------------------------------

Earnings per share from continuing operations - basic                  $   0.13    $  (0.05)
Discontinued operations                                                $  (0.05)   $   0.23
Earnings per share - basic                                             $   0.08    $   0.18

Earnings per share from continuing operations - diluted                $   0.13    $  (0.05)
Discontinued operations                                                $  (0.05)   $   0.23
Earnings per share - diluted                                           $   0.08    $   0.18
Funds from operations per share - diluted                              $   0.56    $   0.59


                                                           Glimcher Realty Trust
                                                                           Add 5


                              GLIMCHER REALTY TRUST
                       Selected Balance Sheet Information
                (in thousands, except percentages and base rents)


                                                         MARCH 31,   DECEMBER 31,
                                                           2003          2002
                                                        ----------   ------------
Investment in real estate, net                          $1,520,250    $1,493,130
Total assets                                            $1,659,076    $1,632,433
Mortgage notes and other notes payable                  $1,142,439    $1,095,930
Debt to market capitalization                                57.3%         57.9%

--------------------------------------------------------------------------------

                                                        MARCH 31,    MARCH 31,
                                                          2003        2002
                                                        --------     -------
 OCCUPANCY:
-----------------------------
                Mall Anchors                                94.7%      94.7%
                Mall Stores                                 89.4%      86.2%
                Total Mall Portfolio                        92.7%      91.6%

                Community Center Anchors                    71.3%      89.6%
                Community Center Stores                     81.8%      83.9%
                Single Tenant Retail Properties            100.0%     100.0%
                Total Community Center Portfolio            74.6%      88.7%
                Comparable Community Center Portfolio       74.6%      88.4%

 AVERAGE BASE RENTS:
-----------------------------
                Mall Anchors                                $5.43      $5.35
                Mall Stores - Total Portfolio              $23.05     $23.09

                Community Center Anchors                    $5.12      $4.78
                Community Center Stores                     $9.35      $9.81
                Single Tenant Retail Properties             $6.47      $6.51
                Total Community Center Portfolio            $6.30      $5.95
                Comparable Community Center Portfolio       $6.30      $5.91



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